UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2010

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

15710 W. Colfax Avenue, Suite 201, Golden, CO	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 235-8099

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2010, we appointed James Stonehouse as our vice president of exploration.

James M. Stonehouse, age 58, is an experienced mining and resource manager with a long history of field experience in South America beginning as early as 1976. He has played a prominent role in the management of numerous mining companies over the years in his positions as Executive Vice President, VP of Operations, VP of Exploration, General Manager, Mine Manager and lead independent consultant. He has been directly responsible for management and strategic development of over 20 mines, many with significant ore bodies and highly sophisticated applied mining techniques.

Mr. Stonehouse has been our Country Manager in Colombia from April, 2010 to present. From January 1, 2007 to August 8, 2009, Mr. Stonehouse was the Vice President of Operations for Copper Mesa Mining, a former TSX listed company. From September 2005 to December 2006 he was Vice President of Exploration for Channel Resources Ltd., a TSX Venture Exchange listed company and from April 2003 to September 2005 he held the position of Country Manager in Kazakhstan for Frontier Mining, a company listed on the London Stock Exchange.

Mr. Stonehouse graduated with an M.A., Geology from Dartmouth College in Hanover, New Hampshire in 1976.

There are no family relationships among our directors or executive officers. There have been no transactions between our company and Mr. Stonehouse since our company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER GOLD CORPORATION

/s/ Rahim Jivraj
Rahim Jivraj
President, Chief Executive Officer and
Director

November 9, 2010